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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF TARPON INDUSTRIES, INC.

Name                                              Jurisdiction of Incorporation
----                                              -----------------------------

Eugene Welding Co.                                Michigan
Steelbank, Inc.                                   New Brunswick, Canada